UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Arena Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Supplemental Disclosures to the Proxy Statement

As previously disclosed, on December 12, 2021, Arena Pharmaceuticals, Inc. (“Arena”), Pfizer Inc. (“Pfizer”) and Antioch Merger Sub, Inc. (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into Arena, with Arena surviving the merger as a wholly-owned subsidiary of Pfizer (the “Merger”).

This Schedule 14A (this “Schedule 14A”) is being filed to update and supplement the definitive proxy statement (the “Proxy Statement”) filed by Arena with the Securities and Exchange Commission (the “SEC”) on January 3, 2022, and sent by Arena to its stockholders commencing on January 3, 2022. The information contained in this Schedule 14A is incorporated by reference into the Proxy Statement. Terms used in this Schedule 14A, but not otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement.

Following the announcement of the Merger Agreement and as of the date of this Schedule 14A, nine (9) lawsuits have been filed, and two (2) demands have been served on the Company, by purported stockholders of Arena challenging the Merger.

Arena and the other named defendants deny that they have violated any laws or breached any duties to Arena’s stockholders and believe that these lawsuits and demands are without merit and that no supplemental disclosure to the Proxy Statement is required under any applicable law, rule or regulation. However, solely to eliminate the burden and expense of litigation and to avoid any possible disruption to the Merger, Arena is providing the supplemental information set forth in this Schedule 14A. The supplemental information herein should be read in conjunction with the Proxy Statement, which we urge you to read in its entirety. Nothing in this Schedule 14A shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth herein. To the extent that information in this Schedule 14A differs from, or updates information contained in, the Proxy Statement, the information in this Schedule 14A shall supersede or supplement the information in the Proxy Statement. Except as otherwise described in this Schedule 14A or the documents referred to, contained in or incorporated by reference in this Schedule 14A, the Proxy Statement, the annexes to the Proxy Statement and the documents referred to, contained in or incorporated by reference in the Proxy Statement are not otherwise modified, supplemented or amended.

If you have not already submitted a proxy for use at the Arena virtual special meeting, you are urged to do so promptly. This Schedule 14A does not affect the validity of any proxy card or voting instructions that Arena stockholders may have previously received or delivered. No action is required by any Arena stockholder who has previously delivered a proxy or voting instructions and who does not wish to revoke or change that proxy or voting instructions.

All page references are to pages in the Proxy Statement as filed by Arena with the SEC pursuant to Rule 14(a) under the Securities Exchange Act of 1934, as amended, on January 3, 2022, and terms used below, unless otherwise defined, have the meanings set forth in the Proxy Statement.

1.     The following disclosure amends and replaces the disclosures that previously appeared under the section entitled “Opinion of Guggenheim Securities, LLC” on page 6. The modified text is underlined (where added) and struck-through (where deleted) below:

“~~The Board of Directors~~ Arena retained Guggenheim Securities, LLC (“Guggenheim Securities”) as its financial advisor, including in connection with Arena’s possible Merger with Pfizer. In connection with the Merger, Guggenheim Securities rendered an opinion to the Board of Directors to the effect that, as of December 12, 2021 and based on and subject to the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken, the Merger Consideration in connection with the Merger was fair, from a financial point of view, to holders of common stock. The full text of Guggenheim Securities’ written opinion, which is attached as Annex C to this proxy statement and which you should read carefully and in its entirety, is subject to the assumptions, limitations, qualifications and other conditions contained in such opinion and is necessarily based on economic, business, capital markets and other conditions, and the information made available to Guggenheim Securities, as of the date of such opinion.”

2.     The following disclosure amends and replaces the disclosures that previously appeared under the section entitled “Background of the Merger” on page 24. The modified text is underlined (where added) below.

“On November 3, 2021, a representative from Party A contacted Mr. Aurentz to inform Arena that Party A would not be able to pursue a transaction with Arena at that time due to its focus on other strategic priorities.

Later that day, the Board of Directors held a meeting with Arena senior management and representatives of Cooley, Evercore and Guggenheim Securities. Representatives of Evercore summarized for the Board of Directors their recommendations regarding a strategic process designed to maximize value for Arena stockholders and presented their preliminary views on value. The Board of Directors then reviewed Arena’s Long Range Plan, which included certain non-public financial projections for fiscal years 2022 through 2040 (the “Projections”). For a detailed discussion of a summary of the Projections, please see below under the caption “The Merger-Financial Projections”. In connection with reviewing the Long Range Plan, the Board of Directors engaged in further discussion regarding the uncertainties inherent in Arena’s standalone business plan, including the potential outcomes of clinical trials and the resulting ability to access adequate capital depending on those outcomes, and uncertainties in remaining a standalone business. The Board of Directors then directed Evercore and Guggenheim Securities to use the Projections in materials presented to the Board of Directors, including as part of any valuation analysis. Mr. Aurentz informed the Board of Directors that (i) Party A had declined to consider a potential transaction with Arena and (ii) Pfizer had requested to have access to additional diligence information and that in response to such request, he indicated that additional information would only be made available upon an increase in price per share from the price proposed in the October 27 Proposal. The Board of Directors further discussed the potential benefits and risks associated with contacting additional third parties regarding their potential interest in a transaction with Arena, including by reviewing a summary prepared by Arena senior management and Evercore and Guggenheim Securities of additional third parties and considerations relevant to their potential interest in a transaction with Arena.”

3.     The following disclosure amends and replaces the disclosures that previously appeared under the section entitled “Financial Projections” on page 36. The modified text is underlined (where added) and struck-through (where deleted) below.

“EBIT and unlevered free cash flow contained in the table ~~Projections~~ set forth below are each “non-GAAP financial measures,” which are financial performance measures that are not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.

The summary information and table set forth below is included solely to give Arena stockholders access to certain of the Projections ~~financial projections~~that were made available to the Board of Directors, Evercore and Guggenheim Securities and is not included in this proxy statement in order to influence any stockholder’s decision to vote with respect to the adoption of the Merger Agreement or for any other purpose:

	(dollars in millions)
	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	2037E	2038E	2039E	2040E
Risk Adjusted Total Revenue	$106	$44	$93	$568	$934	$1,391	$1,830	$2,322	$3,055	$3,640	$4,156	$4,584	$4,695	$4,782	$4,944	$5,070	$4,339	$1,927	$1,299
EBIT(1)	$(618)	$(876)	$(872)	$(484)	$(85)	$360	$758	$1,231	$1,864	$2,356	$2,777	$3,114	$3,184	$3,232	$3,388	$3,470	$2,871	$1,068	$591
Unlevered Free Cash Flow(2)	$(619)	$(878)	$(885)	$(535)	$(153)	$295	$660	$1,094	$1,670	$1,931	$2,007	$2,274	$2,367	$2,406	$2,513	$2,581	$2,235	$1,161	$535

(1)	EBIT calculated as total revenue minus total operating expenses and includes the impact of stock-based compensation.

(2)
Unlevered free cash flow calculated as EBIT less (i) taxes, less (ii) net working capital, less (iii) capital expenditures, plus (iv) depreciation and amortization. Unlevered free cash flow reflects a long-term tax rate of 25% and utilization of Arena’s estimated net operating losses of $1,541 million as of December 31, 2021. In calculating unlevered free cash flow, Evercore did not offset Arena’s taxes by net operating losses, resulting in a decrease to unlevered free cash flow of $90 million in 2027, $153 million in 2028, $246 million in 2029, $373 million in 2030 and $257 million in 2031. Evercore separately calculated the present value of the tax savings from Arena’s estimated usage of net operating losses and included the result in its determination of estimated implied equity values ~~as discussed in the section entitled~~. For more information, please see the section of this proxy statement captioned “The Merger-Opinion of Evercore Group L.L.C.”

4.     The following disclosure amends and replaces the disclosures that previously appeared under the section entitled “Discounted Cash Flow Analysis” on page 38. The modified text is underlined (where added) and struck-through (where deleted) below.

“Evercore performed a discounted cash flow analysis of Arena to calculate the estimated present value of the standalone unlevered, after-tax free cash flows, defined as net operating profit after tax, plus depreciation and amortization, ~~plus share-based compensation,~~ less increases in net working capital and capital expenditures, that Arena was forecasted to generate during Arena’s fiscal years 2022 through 2040 based on the Projections provided by Arena senior management. Evercore calculated terminal values for Arena by applying perpetuity growth rates of negative 60.0% to negative 80.0%, which range was selected based on Evercore’s professional judgment and experience, to a terminal year estimate of the unlevered, after-tax free cash flows that Arena was forecasted to generate based on the Projections. The cash flows were then discounted to present value as of December 31, 2021 using discount rates ranging from 8.5% to 10.0%, ~~which were based~~ representing an estimate of Arena’s weighted average cost of capital, and the mid-year cash flow discounting convention~~, which~~. The range of discount rates was selected based on Evercore’s professional judgment and experience, using a risk free rate of 1.9%, equal to the 20-year Treasury rate as of December 10, 2021, and applying adjusted levered betas, a market risk premium and a size premium. In calculating Arena’s implied enterprise value, Evercore included the upfront payment of $60 million made to Aristea on July 27, 2021. Based on this range of implied enterprise values, Arena’s net debt of negative $758 million (calculated as total debt less cash and cash equivalents) as of December 10, 2021, certain minority interests, the cost of projected future capital raises, the present value of tax savings from Arena’s estimated usage of net operating losses based on the Projections and the number of fully diluted shares of common stock (66.1 million shares outstanding as of December 10, 2021), in each case as provided by Arena senior management, this analysis indicated a range of implied equity values per share of common stock of $82.95 to $101.00, compared to the Merger Consideration.”

5.          The following disclosure is added to the table that previously appeared under the section entitled “Selected Transactions Analysis” on page 39. The modified text is underlined (where added) below.

“Evercore reviewed, to the extent publicly available, financial information related to the following selected transactions involving publicly-traded target companies in the biopharmaceutical industry announced since 2015 (the “Selected Transactions”). The Selected Transactions reviewed by Evercore, and the month and year each was announced, are set forth in the table below. For each Selected Transaction, Evercore calculated the implied enterprise value (defined as the target company’s implied equity value based on the consideration paid in the applicable transaction plus total debt, plus preferred equity and minority interest, less cash and cash equivalents) as a multiple of each target’s T+5 revenue (meaning revenue during the fifth year after the transaction was announced, based on broker consensus estimates as of the applicable unaffected date of each respective transaction, (“T+5 Revenue”)) as of the announcement of the applicable transaction.

Month and Year Announced	Acquiror	Target	Enterprise Value	T+5 Revenue Multiple
November 2021	Novo Nordisk A/S	Dicerna Pharmaceuticals, Inc.	$2.7 billion	8.5x
March 2021	Amgen Inc.	Five Prime Therapeutics, Inc.	$1.6 billion	4.2x
August 2020	Sanofi S.A.	Principia Biopharma	$3.4 billion	6.7x
January 2020	Eli Lilly and Company	Dermira, Inc.	$1.1 billion	2.1x
November 2019	Novartis AG	The Medicines Company	$9.4 billion	5.6x
October 2018	Novartis AG	Endocyte Inc.	$1.8 billion	3.3x
May 2018	Eli Lilly and Company	Armo Biosciences, Inc.	$1.5 billion	4.3x
January 2018	Celgene Corporation	Juno Therapeutics, Inc.	$10.0 billion	4.4x
July 2015	Celgene Corporation	Receptos Inc.	$7.2 billion	7.1x

6.     The following disclosure amends and replaces the disclosures that previously appeared under the section entitled “Opinion of Guggenheim Securities, LLC” on page 42. The modified text is underlined (where added) and struck-through (where deleted) below:

“Overview

Arena ~~The Board of Directors~~retained Guggenheim Securities as its financial advisor, including in connection with Arena’s possible Merger with Pfizer. Guggenheim Securities has had a long-standing investment banking relationship with Arena and has been formally engaged since November 2021 as Arena’s financial advisor. In selecting Guggenheim Securities as its financial advisor, the Company ~~Board of Directors~~ considered that, among other things, Guggenheim Securities is an internationally recognized investment banking, financial advisory and securities firm whose senior professionals have substantial experience advising companies in, among other industries, the biopharmaceutical sector. Guggenheim Securities, as part of its investment banking, financial advisory and capital markets businesses, is regularly engaged in the valuation and financial assessment of businesses and securities in connection with mergers and acquisitions, recapitalizations, spin-offs/split-offs, restructurings, securities offerings in both the private and public capital markets and valuations for corporate and other purposes.”

7.     The following disclosure amends and replaces the disclosures that previously appeared under the section entitled “Opinion of Guggenheim Securities, LLC” on page 44. The modified text is underlined (where added) below.

•
Specifically, with respect to (i) the Projections utilized in Guggenheim Securities’ analyses, (a) Guggenheim Securities was advised by Arena’s senior management, and Guggenheim Securities assumed, that the Projections (including the probability adjustments reflected therein and the expected development and commercialization of Arena’s products and product candidates), had been reasonably prepared on bases reflecting the best then-currently available estimates and judgments of Arena’s senior management as to the expected future performance of Arena on a stand-alone basis and (b) Guggenheim Securities assumed that the Projections had been reviewed by the Board of Directors with the understanding that such information would be used and relied upon by Guggenheim Securities in connection with rendering its opinion and (ii) any financial projections/forecasts, other estimates and/or other forward-looking information obtained by Guggenheim Securities from public sources, data suppliers and other third parties, Guggenheim Securities assumed that such information was reasonable and reliable. Guggenheim Securities noted that the Projections were the only non-public financial projections relied upon by Guggenheim Securities in connection with its opinion.

8.     The following disclosure amends and replaces the disclosures that previously appeared under the section entitled “Arena Discounted Cash Flow Analysis” on page 47. The modified text is underlined (where added) below.

“Guggenheim Securities performed a stand-alone financing-adjusted discounted cash flow analysis of Arena based on projected, risk-adjusted, after-tax unlevered free cash flows for Arena and an estimate of its terminal/continuing value at the end of the projection period.

In performing its discounted cash flow analyses with respect to Arena:

•	Guggenheim Securities based its financing-adjusted discounted cash flow analysis of Arena on the Projections.

•
Guggenheim Securities used a discount rate range of 8.00% - 9.75% based on its estimate of Arena’s weighted average cost of capital (which was estimated based on Guggenheim Securities’ (i) investment banking and capital markets judgment and experience in valuing companies similar to Arena and (ii) application of the capital asset pricing model, which requires certain (a) general inputs such as the prospective US equity risk premium and the corresponding risk-free rate and (b) company specific inputs such as the subject company’s forward looking equity beta reference range, the subject company’s assumed forward-looking capital structure and the corresponding blended cost of debt, the subject company’s prospective marginal cash income tax rate and, as applicable, the appropriate size/liquidity premium for the subject company).

•
In estimating Arena’s terminal/continuing value, Guggenheim Securities used a perpetual growth rate of negative 70% (as provided and approved for Guggenheim Securities’ use by Arena’s senior management) applied to Arena’s terminal year normalized after-tax unlevered free cash flow based on 2040 net operating profit after tax ($443 million).

Guggenheim Securities’ financing-adjusted discounted cash flow analyses resulted in an overall reference range of $86.00 - $107.00 per share (rounded to the nearest $1.00) for purposes of evaluating the equity value per share of the common stock on a stand-alone intrinsic-value basis.”

9.     The following disclosure is added to the table that previously appeared under the section entitled “Selected Precedent Merger and Acquisition Transactions Analysis” on page 47. The modified text is underlined (where added) below:

Selected Precedent Merger and Acquisition Transactions Analysis

Date Announced	Acquiror	Target Company	T+5 Revenue Multiple	Enterprise Value

09/30/21	Merck & Co.	Acceleron Pharma Inc.	6.5x	$10.8 billion
10/05/20	Bristol-Myers Squibb Company	MyoKardia, Inc.	14.8	$12.2 billion
08/19/20	Johnson & Johnson	Momenta Pharmaceuticals, Inc.	8.5	$6.1 billion
03/02/20	Gilead Sciences, Inc.	Forty Seven, Inc.	7.0	$4.6 billion
11/24/19	Novartis AG	The Medicines Co.	6.2	$6.4 billion
01/07/19	Eli Lilly and Company	Loxo Oncology, Inc.	10.3	$7.3 billion
01/29/18	Sanofi S.A.	Ablynx NV	6.7	$4.4 billion
01/22/18	Celgene Corporation	Juno Therapeutics, Inc.	4.0	$10.0 billion
05/16/16	Pfizer Inc.	Anacor Pharmaceuticals, Inc.	4.1	$5.2 billion
08/24/14	Roche Holding AG	InterMune, Inc.	5.0	$8.4 billion
Arena/Pfizer Merger			6.4x	$0.9 billion

10.   The following disclosure amends and replaces the disclosures that previously appeared under the section entitled “Arena Wall Street Equity Research Analyst Stock Price Targets” on page 48. The modified text is underlined (where added) below.

“Guggenheim Securities reviewed 16 selected Wall Street equity research analyst stock price targets for Arena as published prior to December 10, 2021. Guggenheim Securities noted that such Wall Street equity research analyst stock price targets for common stock were $71.00 - $120.00 per share.”

11.   The following disclosure amends and replaces the disclosures that previously appeared under the section entitled “Premia Paid in Selected Precedent Merger and Acquisition Transactions” on page 48. The modified text is underlined (where added) and struck-through (where deleted) below.

“Guggenheim Securities reviewed, based on publicly available information, the implied premia paid or proposed to be paid in connection with public pre-commercial biopharmaceutical transactions with enterprise values between $2 billion and $20 billion, announced since January 1, 2019 ~~selected precedent merger and acquisition transactions~~. Guggenheim Securities noted that such precedent M&A transaction-related premia ranged from (i) 49% -67% for transactions with enterprise values between $5-$15 billion and (ii) 57% - 110% for transactions with enterprise values between $2-$20 billion (each based on the 25th to 75th percentile range), based on the target company’s unaffected spot closing stock price. Guggenheim Securities further noted that, in connection with the Merger, the Merger-implied premium (based on the Merger Consideration) was 100% versus Arena’s spot closing stock price of $49.94 on December 10, 2021 (the last trading day prior to the announcement of the Merger).”

12.   The following disclosure amends and replaces the disclosures that previously appeared under the section entitled “Arrangements with Pfizer” on page 49. The modified text is underlined (where added) below.

“As of the date of this proxy statement, to the Company’s knowledge, none of our executive officers had any discussions in connection with the negotiation of the Merger Agreement, or has entered into any agreement, arrangement, or understanding, with Pfizer or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates. Prior to and following the Closing, however, certain of our executive officers may have discussions, and following the Closing, may enter into agreements, arrangements, or understandings with, Pfizer or Merger Sub, their subsidiaries or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates.”

13.   The following disclosure replaces the disclosures that previously appeared under the section entitled “Legal Proceedings” on page 65.

“Since the announcement of the Merger, nine (9) civil actions were filed challenging the adequacy of certain public disclosures made by the Company concerning the Company’s proposed transaction with Pfizer. On January 4, 2022, Elaine Wang, a purported stockholder of the Company, commenced an action in the United States District Court for the Southern District of New York, captioned Elaine Wang v. Arena Pharmaceuticals, Inc., et al., Case No. 1:22-cv-00047, against the Company and current members of its board of directors (the “Wang Complaint”). On January 6, 2022, Alex Ciccotelli, a purported stockholder of the Company, commenced an action in the United States District Court for the Southern District of New York, captioned Alex Ciccotelli v. Arena Pharmaceuticals, Inc., et al., Case No. 1:22-cv-00144, against the Company and current members of its board of directors (the “Ciccotelli Complaint”).  On January 11, 2022, Darrell Nasalroad, a purported stockholder of the Company, commenced an action in the United States District Court for the Eastern District of New York, captioned Darrell Nasalroad v. Arena Pharmaceuticals, Inc., et al., Case No. 1:22-cv-00167, against the Company and current members of its board of directors (the “Nasalroad Complaint”). On January 12, 2022, Katherine Finger, a purported stockholder of the Company, commenced an action in the United States District Court for the Southern District of California, captioned Katherine Finger v. Arena Pharmaceuticals, Inc., et al., Case No. 3:22-cv-00039-LL-AHG, against the Company and current members of its board of directors (the “Finger Complaint”). On January 13, 2022, Michael Kent, a purported stockholder of the Company, commenced an action in the United States District Court for the District of Delaware, captioned Michael Kent v. Arena Pharmaceuticals, Inc., et al., Case No. 1:22-cv-00052-UNA, against the Company and current members of its board of directors (the “Kent Complaint”).  On January 14, 2022, Jeffrey D. Justice, II, a purported stockholder of the Company, commenced an action in the United States District Court for the Eastern District of Pennsylvania, captioned Jeffrey D. Justice, II v. Arena Pharmaceuticals, Inc., et al., Case No. 2:22-cv-00178, against the Company and current members of its board of directors (the “Justice Complaint”). On January 17, 2022, David Kaufmann, a purported stockholder of the Company, commenced an action in the United States District Court for the Southern District of New York, captioned David Kaufmann v. Arena Pharmaceuticals, Inc., et al., Case No. 1:22-cv-00405, against the Company and current members of its board of directors (the “Kaufmann Complaint”).  On January 21, 2022, Deatra Harrington, a purported stockholder of the Company, commenced an action in the United States District Court for the Southern District of New York, captioned Deatra Harrington v. Arena Pharmaceuticals, Inc., et al., Case No. 1:22-cv-00551, against the Company and its board of directors (the “Harrington Complaint,” collectively with the Wang Complaint, the Ciccotelli Complaint, the Nasalroad Complaint, the Finger Complaint, the Kent Complaint, the Justice Complaint, and the Kaufmann Complaint, the “Complaints”). The Complaints assert claims under Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 (“Exchange Act”) and seek, among other things, an injunction preventing consummation of the proposed transaction with Pfizer, rescission of the proposed transaction or rescissory damages in the event it is consummated, declaratory relief that defendants violated the Exchange Act and requiring defendants to issue a proxy statement that includes the allegedly omitted information, an accounting by the defendants for all damages caused to the plaintiffs, and the award of attorneys’ fees and expenses. On January 5, 2022, Herbert Silverberg, a purported stockholder of the Company, commenced a putative class action in the Court of Chancery of the State of Delaware, captioned Herbert Silverberg v. Amit D. Munshi, et al., C.A. No. 2022-0018-PAF, against the Company and current members of its board of directors, and contemporaneously filed motions to expedite discovery and for preliminary injunction (collectively, the “Silverberg Action”). The Silverberg Action asserts a claim for breach of fiduciary duty and seeks, among other things, an injunction preventing consummation of the proposed transaction with Pfizer, rescission of the proposed transaction or damages in the event it is consummated, and the award of attorneys’ fees and expenses. The motion to expedite discovery in the Silverberg Action was denied on January 10, 2022. Defendants believe the claims asserted in the Complaints and Silverberg Action are without merit, deny any wrongdoing in connection with the proposed transaction with Pfizer or the disclosures related thereto, and intend to vigorously defend against the claims.”

Additional Information and Where to Find It

In connection with the Merger, Arena filed with the SEC the Proxy Statement on January 3, 2022, and the Proxy Statement was first sent to stockholders of Arena on or about January 3, 2022. Arena may file other documents regarding the proposed transaction with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, STOCKHOLDERS AND SECURITYHOLDERS OF ARENA ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT ARENA HAS FILED WITH THE SEC OR THAT ARE INCORPORATED BY REFERENCE THEREIN BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Stockholders of Arena are able to obtain a free copy of the Proxy Statement, as well as other filings containing information about Arena and the proposed transaction, without charge, at the SEC’s website (http://www.sec.gov). Copies of the Proxy Statement and the filings with the SEC that are incorporated by reference therein can also be obtained, without charge, by contacting Arena’s Investor Relations by email at IR@arenapharm.com, or by going to Arena’s investor relations page on its website at http://invest.arenapharm.com.

Participants in the Solicitation

Arena and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Stockholders may obtain information regarding the names, affiliations and interests of Arena’s directors and executive officers, which may, in some cases, be different than those of Arena’s stockholders generally, in Arena’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 23, 2021, and its definitive proxy statement filed with the SEC in connection with the proposed transaction, which was filed with the SEC on January 3, 2022. To the extent the holdings of Arena’s securities by Arena’s directors and executive officers have changed since the amounts set forth in Arena’s definitive proxy statement filed in connection with the proposed transaction, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement and other relevant materials filed with the SEC in connection with the proposed transaction. Free copies of this document may be obtained as described in the preceding paragraph.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Notes Regarding Forward-Looking Statements

This communication and any documents referred to in this communication contain certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between Pfizer and Arena, including, but not limited to, statements regarding the expected benefits of the proposed transaction and the anticipated timing of the proposed transaction, strategies, objectives and the products and markets of each company. These forward-looking statements generally are identified by the words “believe,” “predict,” “target,” “contemplate,” “potential,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “could,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, (ii) the failure to satisfy the conditions to the consummation of the proposed transaction, including the adoption of the Merger Agreement by the stockholders of Arena and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the effect of the announcement or pendency of the proposed transaction on Arena’s business relationships, operating results, and business generally, (v) risks that the proposed transaction disrupts current plans and operations of Arena or Pfizer and potential difficulties in Arena employee retention as a result of the proposed transaction, (vi) risks related to diverting management’s attention from Arena’s ongoing business operations, and (vii) the outcome of any legal proceedings that may be instituted against Pfizer or against Arena related to the Merger Agreement or the proposed transaction. The risks and uncertainties may be amplified by the COVID-19 pandemic (and related variants), which has caused significant economic uncertainty. The extent to which the COVID-19 pandemic (and related variants) impacts Arena’s businesses, operations, and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Pfizer and Arena described in the “Risk Factors” section of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Arena assumes no obligation to, and does not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law. Arena gives no assurance that it will achieve its expectations.